                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 14a-11(c) or Section 14a-12

                         SALTON/MAXIM HOUSEWARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

        ------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3) Filing Party:

        ------------------------------------------------------------------------

     (4) Date Filed:

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

                               SALTON MAXIM LOGO

                         SALTON/MAXIM HOUSEWARES, INC.
                           550 BUSINESS CENTER DRIVE
                         MOUNT PROSPECT, ILLINOIS 60056

To Our Stockholders:

     You are invited to attend the Annual Meeting of Stockholders of Salton/Maxim Housewares, Inc. to be held at the Four Seasons Hotel, 120 E. Delaware Place, Chicago, Illinois, on December 10, 1998 at 3:00 p.m. local time. We are pleased to enclose the notice of our annual meeting of stockholders, together with a Proxy Statement, a proxy card and an envelope for returning the proxy card. Our Annual Report, including financial statements for our fiscal year 1998, is also included herewith.

     Your vote is important. Please carefully review the Proxy Statement and then complete and sign the enclosed proxy card and return it promptly. If you attend the meeting and decide to vote in person, you may do so.

     Your time and attention to this letter and the accompanying Proxy Statement and proxy card is appreciated.

                                          Sincerely,

                                          Leonhard Dreimann
                                          Leonhard Dreimann
                                          Chief Executive Officer

November   , 1998

                               SALTON MAXIM LOGO

                         SALTON/MAXIM HOUSEWARES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Salton/Maxim Housewares, Inc., will be held on Thursday, December 10, 1998 at 3:00 p.m. local time, at the Four Seasons Hotel, 120 E. Delaware Place, Chicago, Illinois.

     The purposes of the Annual Meeting are:

     1. To elect two Class III Directors for a term expiring in 2000;

     2. To elect three Class I Directors for a term expiring in 2001;

     3. To vote on an amendment to our Restated Certificate of Incorporation to change our name from "Salton/Maxim Housewares, Inc." to "Salton, Inc.;"

     4. To vote on the 1998 Stock Option Plan;

     5. To ratify the appointment of Deloitte & Touche LLP as our auditors for the 1999 fiscal year; and

     6. To transact any other business that many properly be presented at the meeting.

     You must be a holder of Common Stock or Series A Voting Convertible Preferred Stock of record at the close of business on October 21, 1998 to vote at the Annual Meeting.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT AFFECT YOUR RIGHT TO ATTEND THE MEETING AND VOTE.

                                          By Order of the Board of Directors

                                          David C. Sabin
                                          David C. Sabin
                                          Secretary

Chicago, Illinois
November   , 1998

                         SALTON/MAXIM HOUSEWARES, INC.
                           550 BUSINESS CENTER DRIVE
                         MOUNT PROSPECT, ILLINOIS 60056

                                PROXY STATEMENT

     The Board of Directors of the Company solicits your proxy for use at the Annual Meeting of Stockholders on Thursday, December 10, 1998, or at any adjournment thereof. We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about November , 1998 to all stockholders entitled to vote.

                    INFORMATION ABOUT THE MEETING AND VOTING

WHO MAY VOTE AT THE MEETING?

     Stockholders of record at the close of business on October 21, 1998 are entitled to notice of and to vote at the Annual Meeting. At the record date, 6,568,572 shares of common stock of the Company (the "Common Stock") were issued and outstanding. In addition, on the record date, 40,000 shares of Series A Voting Convertible Preferred Stock of the Company (the "Series A Preferred Stock"), were issued and outstanding, which were convertible on the record date into 2,352,941 shares of Common Stock.

HOW MANY VOTES DO I HAVE?

     Each share of Common Stock that you own entitles you to one vote. Each share of Series A Preferred Stock that you own entitles you to 58.8 votes (the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible on the record date). The Common Stock and the Series A Preferred Stock vote as a single class and are identical in all respects with respect to matters subject to the vote of stockholders.

HOW DO I VOTE BY PROXY?

     Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

     - "FOR" the election of the two nominees for Class III Directors,

     - "FOR" the election of the three nominees for Class I Directors,

     - "FOR" the amendment to our Restated Certificate of Incorporation to change our name,

     - "FOR" the 1998 Stock Option Plan, and

     - "FOR" ratification of the appointment of independent auditors for fiscal 1999.

     If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

MAY I REVOKE MY PROXY?

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

     - You may send in another proxy with a later date.

     - You may notify the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy.

     - You may vote in person at the Annual Meeting.

HOW DO I VOTE IN PERSON?

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the
shares on November   , 1998, the record date for voting.

WHAT CONSTITUTES A QUORUM?

     A quorum of stockholders is necessary to hold a valid meeting. If stockholders entitled to cast at least a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) are counted as present for establishing a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSALS 1 AND 2: ELECT TWO The nominees for director in each of Class III CLASS III DIRECTORS AND THREE and Class I who receive the most votes will be
CLASS I DIRECTORS                elected. So, if you do not vote for a
                                 particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

                                 A broker non-vote will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

PROPOSAL 3: APPROVE AMENDMENT    The affirmative vote of a majority of the
TO THE RESTATED CERTIFICATE      outstanding shares of Common Stock (assuming
OF INCORPORATION                 conversion of all outstanding shares of Series
                                 A Preferred Stock into Common Stock) is
                                 required to approve the amendment to our Restated Certificate of Incorporation. So, if you do not vote, or "abstain" from voting, it has the same effect as if you voted "against" the amendment.

PROPOSAL 4: APPROVE THE 1998     The affirmative vote of a majority of the votes
STOCK OPTION PLAN                cast at the Annual Meeting is required to
                                 approve the plan. So, if you "abstain" from voting, it has the same effect as if you voted
                                 "against" this proposal.

PROPOSAL 5: RATIFY SELECTION     The affirmative vote of a majority of the votes
OF AUDITORS                      cast at the Annual Meeting is required to
                                 ratify the selection of independent auditors.
                                 So, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

THE EFFECT OF BROKER NON-VOTES   If your broker does not vote your shares on
                                 Proposals 4 and 5, such "broker non-votes" do not count as "shares present." This means that a broker non-vote would reduce the number of affirmative votes that are necessary to approve each of these proposals.

                                 For Proposal 3, a broker non-vote has the same effect as a vote "against" this proposal.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

     The Company will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for expenses. We have also retained Corporate Investor Communications, Inc. to assist us in the distribution and solicitation of proxies. We have agreed to pay them a fee of approximately $4,500 plus out-of-pocket expenses.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

     IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 27, 1998, THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO:

               SALTON/MAXIM HOUSEWARES, INC.
               550 BUSINESS CENTER DRIVE
               MOUNT PROSPECT, ILLINOIS 60056
               ATTENTION: WILLIAM B. RUE
                        PRESIDENT AND CHIEF OPERATING OFFICER

                    PROPOSALS 1 AND 2: ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, having three-year terms that expire in successive years. The Board is comprised of three Class I Directors (David C. Sabin, William B. Rue and Robert A. Bergmann), two Class II Directors (Bert Doornmalen and Bruce G. Pollack) and two Class III Directors (Leonhard Dreimann and Frank Devine).

     We are seeking your vote on the selection of two Class III Directors and three Class I Directors at this Annual Meeting. The Class II Directors are not up for election this year and will continue in office for the remainder of their term.

     The Board of Directors has nominated Messrs. Dreimann and Devine to stand for reelection as the Class III Directors. The term of the Class III Directors ends upon the election of Class III Directors at the 2000 annual meeting of stockholders.

     The Board of Directors has nominated Messrs. Sabin, Rue and Bergmann to stand for reelection as the Class I Directors. The term of the Class I Directors ends upon the election of Class I Directors at the 2001 annual meeting of stockholders.

     We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

                 NAME                      AGE   POSITION WITH THE COMPANY     DIRECTOR SINCE
                 ----                      ---   -------------------------     --------------
CLASS III DIRECTORS: (NOMINEES)
Leonhard Dreimann......................    50    Chief Executive Officer            1988
                                                 and Director
Frank Devine...........................    54    Director                           1994

CLASS I DIRECTORS: (NOMINEES)
David C. Sabin.........................    49    Chairman of the Board of           1988
                                                 Directors
William B. Rue.........................    51    President, Chief Operating         1998
                                                 Officer and Director
Robert A. Bergmann.....................    32    Director                           1998

CLASS II DIRECTORS:
Bert Doornmalen........................    54    Director                           1994
Bruce G. Pollack.......................    39    Director                           1998

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

CLASS III DIRECTORS

     LEONHARD DREIMANN has served as Chief Executive Officer and a director of the Company since its inception in August 1988 and is a founder of the Company. From 1988 to July 1998, Mr. Dreimann served as President of the Company. From 1987 to 1988, Mr. Dreimann served as president of the Company's predecessor, Salton, Inc., a wholly-owned subsidiary of SEVKO, Inc. Prior to 1987, Mr. Dreimann served as managing director of Salton Australia Pty. Ltd., a distributor of Salton brand kitchen appliances. From 1988 to December 1993, Mr. Dreimann served as an officer and a director of Glacier Holdings, Inc., a publicly-held company, and as a director of its wholly-owned subsidiary Glacier Water Systems, Inc. from 1987 to December 1993. Glacier Water developed, manufactured and marketed an in-home water filtration system. From 1989 to December 1993, Mr. Dreimann served as an officer and a director of Salton Time. During 1994, Glacier Holdings and its subsidiaries ceased operations and were liquidated.

     FRANK DEVINE has been a director of the Company since December 1994. Mr. Devine serves as a business consultant for various entities. He has founded or co-founded Bachmann-Devine, Incorporated, a venture capital firm, American Home, Inc., an importer of hand-loomed rugs and decorative accessories, World Wide

Digital Vaulting, Inc., an on-line digital data storage company and Shapiro, Devine & Craparo, Inc., a household goods manufacturers representation company serving the retail industry. Mr. Devine also serves on the board of directors of these companies.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

CLASS I DIRECTORS

     DAVID C. SABIN has served as Chairman of the Company since September 1991 and has served as Secretary and a director of the Company since its inception in August 1988 and is a founder of the Company. Mr. Sabin served as the president and a director of Glacier Holdings from December 1988 through May 1994 and as a director of Salton Time Inc., a wholly-owned subsidiary of Glacier Holdings, since 1989. Salton Time was an importer and distributor of quartz wall and alarm clocks. From 1991 through May 1994, Mr. Sabin was an officer and a director of Stylemaster, Inc., a wholly-owned subsidiary of Glacier Holdings, which was engaged in the manufacture and distribution of plastic housewares articles. Stylemaster, Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code in March 1994. During 1994, Glacier Holdings and its subsidiaries ceased operations and were liquidated.

     WILLIAM B. RUE has been a director of the Company since August 1998. Mr. Rue has served as President of the Company since August 1998, as Chief Operating Officer of the Company since December, 1994 and as Chief Financial Officer and Treasurer of the Company since September, 1988. From 1985 to 1988, he was Treasurer of SEVKO, Inc. and from 1982 to 1984 he was Vice President-Finance of Detroit Tool Industries Corporation. Prior to that time, Mr. Rue had been employed since 1974 by the accounting firm of Touche Ross & Co.

     ROBERT A. BERGMANN has been a director of the Company since August 1998. Mr. Bergmann has been a Principal of Centre Partners Management LLC since 1995. From 1989 to 1991 and from 1993 to 1995, Mr. Bergmann was an Associate of Centre Partners L.P. Mr. Bergmann serves as a director of Music Holdings Corp., Rembrandt Photo Services and a number of other private corporations.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL 1999 ANNUAL MEETING

CLASS II DIRECTORS

     BERT DOORNMALEN has been a Director of the Company since July 1994. Mr. Doornmalen has been the Managing Director of Markpeak Ltd., a Hong Kong company which represents the Company in the purchase and inspection of products in the Far East, since 1981.

     BRUCE G. POLLACK has been a Director of the Company since August 1998. Mr. Pollack has been a Managing Director of Centre Partners Management LLC since 1995. Mr. Pollack is also a Partner of Centre Partners L.P. which he joined in 1991. Mr. Pollack serves as a director of Music Holdings Corp., KIK Corp. Holdings Inc., Rembrandt Photo Services, Johnny Rockets Group, Inc. and a number of other private corporations.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held five meetings during the fiscal year ended June 28, 1997 and twelve meetings during the fiscal year ended June 27, 1998.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee held two meetings during fiscal 1997 and two meetings during fiscal 1998. The Compensation Committee held one meeting during fiscal 1997 and three meetings during fiscal 1998. The Committees received their authority and assignments from the Board of Directors and report to the Board of Directors. Each director attended at least 75% of the meetings of the Board of Directors and 75% of the meetings of the Committees on which he served.

     The Audit Committee recommends the engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors. The Committee also reviews and evaluates the Company's accounting principles and its system of internal accounting controls. The Committee currently consists of Frank Devine and Bert Doornmalen.

     The Compensation Committee reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies for executives, and has authority to administer the Company's stock option plans. The Committee currently consists of Frank Devine and Bert Doornmalen.

COMPENSATION OF DIRECTORS

     We compensate directors who are not employees of the Company with a fee in the amount of $7,500 per annum and $1,000 per meeting he or she attends (plus reimbursement for out-of-pocket expenses incurred in connection with attending such meetings). During each of the fiscal years ended June 28, 1997 and June 27, 1998, each non-employee director was granted options to purchase 2,000 shares of Common Stock under the Company's Non-Employee Directors Stock Option Plan.

EXECUTIVE OFFICERS' COMPENSATION

     The following table shows the total compensation received by the Company's Chief Executive Officer and its other executive officers for each of the fiscal years ending June 27, 1998, June 28, 1997 and June 29, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                               --------------------------------
                                               ANNUAL COMPENSATION                    AWARDS            PAYOUTS
                                     ---------------------------------------   ---------------------    -------
                                                                   OTHER       RESTRICTED
                                                                   ANNUAL        STOCK      OPTIONS/     LTPP      ALL OTHER
             NAME AND                       SALARY     BONUS    COMPENSATION    AWARD(S)      SARS      PAYOUTS   COMPENSATION
        PRINCIPAL POSITION           YEAR      $         $         ($)(1)         ($)         (#)         ($)         ($)
        ------------------           ----   -------   -------   ------------   ----------   --------    -------   ------------
Leonhard Dreimann..................  1998   350,000   191,552      55,364         --         47,147(3)    --          --
  (Chief Executive Officer)          1997   282,000   150,000      54,000         --             --       --          --
                                     1996   200,000    15,000      55,000         --         70,000(2)    --          --
David C. Sabin.....................  1998   350,000   191,552      11,087         --         47,147(3)    --          --
  (Chairman and Secretary)           1997   251,000   150,000      17,000         --             --       --          --
                                     1996   150,000    15,000      20,000         --         70,000(2)    --          --
William B. Rue.....................  1998   240,000   142,296      11,453         --         47,146(3)    --          --
  (President, Chief Operating        1997   192,000    50,000      17,000         --             --       --          --
  Officer and Chief Financial
    Officer)                         1996   150,000    15,000      25,000         --         70,000(2)    --          --

---------------

(1) Consists primarily of reimbursement for costs associated with use and maintenance of an automobile.

(2) Options were awarded on October 26, 1995 under the Company's 1995 Employee Stock Option Plan at an exercise price equal to the fair market value of the Common Stock on the date of grant ($2.50).

(3) Options were awarded on May 6, 1998 under the Company's 1995 Employee Stock Option Plan at an exercise price equal to the fair market value of the Common Stock on the date of grant ($12.25).

     The following table sets forth certain information concerning options granted to the named executive officers during the fiscal year ended June 27, 1998. No options were awarded to the named executive officers during the fiscal year ended June 28, 1997.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                               ------------------------------------------------------     POTENTIAL REALIZABLE VALUE
                               NUMBER OF      PERCENT OF                                  AT ASSUMED ANNUAL RATES OF
                               SECURITIES    TOTAL OPTIONS    EXERCISE                   STOCK PRICE APPRECIATION FOR
                               UNDERLYING     GRANTED TO       OR BASE                            OPTION TERM
                                OPTIONS      EMPLOYEES IN       PRICE      EXPIRATION    -----------------------------
           NAME                GRANTED(1)     FISCAL YEAR     ($/SHARE)       DATE           5%                10%
           ----                ----------    -------------    ---------    ----------    ----------         ----------
Leonhard Dreimann..........      47,147          24.3%          12.25       5/06/08       $363,220           $920,465
David C. Sabin.............      47,146          24.3           12.25       5/06/08        363,220            920,465
William B. Rue.............      47,146          24.3           12.25       5/06/08        363,213            920,445

---------------

(1) Options vest 33% on each anniversary of December 19, 1997.

     The following table sets forth certain information with respect to the unexercised options to purchase the Common Stock held by the named executive officers at June 27, 1998. None of the named executive officers exercised any stock options during the fiscal year ended June 27, 1998.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
                           YEAR-END OPTION/SAR VALUES

                                                                                      VALUE OF UNEXERCISED
                                                NUMBER OF UNEXERCISED             IN-THE-MONEY OPTIONS/SARS AT
                                             OPTIONS/SARS AT FY-END (#)                   FY-END ($)(1)
                                           -------------------------------       -------------------------------
                 NAME                      EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
                 ----                      -----------       -------------       -----------       -------------
Leonhard Dreimann......................      140,000            47,147           $  857,500           $53,040
David C. Sabin.........................       70,000            47,147              761,250            53,040
William B. Rue.........................      120,000            47,146            1,163,750            53,039

---------------

(1) Based on the fair market value of the Common Stock on June 26, 1998 ($13.375 per share) less the option exercise price.

EMPLOYMENT AGREEMENTS

     David C. Sabin (Chairman of the Board), Leonhard Dreimann (Chief Executive Officer), and William B. Rue (President, Chief Operating Officer and Chief Financial Officer), have each entered into employment agreements (the "Employment Agreements"), effective as of December 19, 1997, which provide for their continued employment in their present capacities with the Company through December 31, 2001.

     Messrs. Sabin and Dreimann are entitled to an annual salary at the rate of $425,000 through June 30, 1998 and $500,000 thereafter. Mr. Rue is entitled to an annual salary at the rate of $285,000 through June 30, 1998 and $350,000 thereafter. In addition, commencing with calendar year 1998, each of the executives is entitled to an annual bonus each calendar year ranging from 25% of his base salary (if the Company achieves threshold performance goals) to 100% of his salary (if the Company achieves target performance goals) to 125% of his salary (if the Company achieves maximum performance goals).

     Under the terms of the Employment Agreements, if the executive is terminated without cause or resigns with good reason, he is entitled to receive a lump-sum payment equal to his salary for the remainder of the term, plus the bonuses he would have received if the Company achieved target performance goals for the remainder of the term and other benefits which he would have been entitled to for the remainder of the term. The termination of employment by the executive during the 30-day period immediately following the one-year anniversary of a change of control constitutes good reason under the executive's Employment Agreement. In addition, if the executive voluntarily terminates his employment within two years after a change of control of the Company, he is entitled to receive a lump sum payment equal to his salary and other benefits for the remainder of the term. The termination without cause of the executive or resignation for good reason by the executive constitutes good reason for the other the executives to resign under the Employment Agreements.

     Each Employment Agreement provides for the granting of 126,358 options to purchase shares of Common Stock to the executive (63,179 options with an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on December 18, 1998 and 63,179 options with an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on December 17, 1999). Upon a change of control prior to the granting of such options, each executive may elect to receive in lieu of the exercise of such options a lump sum payment equal to (1) the difference between (x) the average of the closing price of the Common Stock on the Nasdaq National Market for the five trading days immediately preceding the change of control and (y) $15.25, multiplied by (2) the number of shares of the Common Stock subject to such options.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for administering the compensation program for the executive officers of the Company.

     Set forth below is a discussion of the Company's compensation philosophy, together with a discussion of the factors considered by the Committee in determining the compensation of the Company's Chief Executive Officer and other executive officers for the fiscal years ended June 28, 1997 and June 27, 1998.

     OBJECTIVES AND POLICIES. The Company's executive compensation program is designed to enable the Company to recruit, retain and motivate the high quality employees it needs. As a result, the Committee has determined that executive compensation opportunities, including those for Mr. Dreimann, should create incentives for superior performance and consequences for below target performance.

     The Company's executive compensation mix includes a base salary, annual cash bonus awards and long-term compensation in the form of stock options. Through this compensation structure, the Company aims to:

     - attract and retain highly qualified and talented executives,

     - provide appropriate incentives to motivate those individuals to maximize stockholder returns by producing sustained superior performance, and

     - reward them for outstanding individual contributions to the achievement of the Company's near-term and long-term business objectives.

     The Committee's policy is that a significant portion of the executive's compensation opportunities must be tied to achievement of annual objectives of the Company.

     BASE SALARY. The base salary for Mr. Dreimann and the other executive officers are established by employment agreements between the Company and these executives. The Board of Directors approved the Employment Agreements entered into by the executives effective December 19, 1997 after reviewing data derived from compensation surveys and other advisory services provided by an independent consultant and other publicly available competitive compensation data. The Committee may in its discretion make salary increases based on an assessment of each executive's performance against the underlying accountabilities of each executive's position.

     ANNUAL CASH INCENTIVES. Payments of bonuses to executives are tied to the Company's level of achievement of annual pretax earnings targets, establishing a direct link between executive pay and Company profitability. Annual pretax earnings targets are based upon the earnings budget for the Company as reviewed by the Board of Directors. Annual incentive payments are paid only when earnings exceed those set forth in the budget. Each of the executives is entitled to receive an annual cash bonus, commencing with calendar year 1998, under the Employment Agreements (see above) based on achievement of performance goals.

     STOCK OPTIONS. The Company's long-term incentives are in the form of stock option awards. The objective of these awards is to advance the longer term interests of the Company and its stockholders and complement incentives tied to annual performance. These awards provide rewards to executives upon the creation of incremental stockholder value and the attainment of long-term earnings goals. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. The Committee decides on the number and timing of stock option grants to executive officers based on its assessment of the performance of each executive. The Committee weighs any factors it considers relevant and gives such factors the relative weight it considers appropriate under the prevailing circumstances. The Committee does not take into account the size of previous option grants and the number of options currently held by an executive in determining the number of stock options granted. The executive's right to the stock options generally vest over a period and each option is exercisable, but only to the extent it has vested, over a ten-year period following its grant.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Dreimann's base salary for the fiscal years ended June 28, 1997 and June 27, 1998 was based on his rights under his prior employment agreement with the Company, which expired on December 15, 1997, and his new Employment Agreement, as described above. The bonuses, perquisites and other benefits received by Mr. Dreimann that are reported in the Summary Compensation Table were provided pursuant to such employment agreements. The Committee awarded Mr. Dreimann the cash bonuses for fiscal 1997 and 1998 because the Company's financial performance exceeded budgeted performance in each of those years. In recognition of Mr. Dreimann's contributions, the Committee also granted Mr. Dreimann on May 6, 1998 an option to purchase 47,147 shares of Common Stock with an exercise price of $12.25 (the fair market value of the Common Stock on May 6, 1998, the date of grant).

     LIMITS TO TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. This provision had no impact on the Company in fiscal 1997 or fiscal 1998, but could apply in future years if the executives are paid bonuses based on the Company's financial performance significantly exceeding budgeted performance. The Committee will review from time to time in the future the potential impact of Section 162(m) on the deductibility of executive compensation. However, the Committee intends to maintain the flexibility to take actions that we consider to be in the best interests of the Company and our stockholders and which may be based on considerations in addition to tax deductibility.

     Compensation Committee

     Bert Doornmalen
     Frank M. Devine

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Bert Doornmalen, a director of the Company, is the Managing Director of Markpeak, Ltd., a Hong Kong company. The Company recorded inventory purchases with Markpeak, Ltd. of $15.7 million in fiscal 1998 and $7.8 million in fiscal 1997. The Company paid commissions to Markpeak of $273,000 in fiscal 1998 and $432,000 in fiscal 1997.

     Mr. Frank M. Devine, a director of the Company, is a co-founder of the firm Shapiro, Devine and Craparo, Inc. ("SDC"), a manufacturers representation firm. The firm represents many major manufacturers of household products (including the Company) to the retail industry. The Company recorded commissions with SDC of approximately $290,000 in fiscal 1998 and $241,000 in fiscal 1997. As of June 27, 1998, the Company owed SDC $38,000 for current charges.

     Mr. David M. Friedson, a former director of the Company, is Chairman of the Board, President and Chief Executive Officer of Windmere-Durable Holdings, Inc. ("Windmere-Durable"). Mr. Friedson served on the Compensation Committee during fiscal 1997 and 1998. Reference is made to "Certain Transactions" below for a discussion of the relationships between the Company and Windmere-Durable.

PERFORMANCE GRAPH

     The following graph compares the performance of the Company with the performance of the Standard & Poor's 500 Stock Index (S&P 500) and the average performance of a group consisting of the Company's peer corporations which are industry competitors for the period from June 27, 1993 to June 27, 1998. The corporations making up the peer companies group are Black & Decker Corp., Craftmade International Inc., Helen of Troy Corp., National Presto Industries Inc., Rival Co., Royal Appliance Manufacturing Co., Singer Co. N.V., Sunbeam-Oster Company Inc., Toastmaster Inc. and Windmere-Durable Holdings, Inc. The graph assumes that the value of the investment in the Common Stock and each index was $100 at June 27, 1993 and that all dividends, if any, were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

PERFORMANCE GRAPH

-----------------------------------------------------------------------------------------------------------------------
                                          1993         1994         1995         1996         1997         1998
 Salton/Maxim Housewares, Inc.:           $100         $100         $106         $211         $361         $653
 Peer Companies Group                     $100         $101         $128         $161         $217         $282
 S&P 500                                  $100         $ 97         $114         $138         $188         $201
-----------------------------------------------------------------------------------------------------------------------

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of October 15, 1998 by (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each of the directors and executive officers of the Company and (iii) all executive officers and directors of the Company as a group. The number of shares of Common Stock shown as owned by the persons and group named below assumes the exercise of all currently exercisable options and the conversion of all shares of Series A Preferred Stock held by such persons and group, and the percentage shown assumes the exercise of such options and the conversion of such shares and assumes that no options held by others are exercised.

                                                               NUMBER OF      PERCENTAGE
                                                                 SHARES       OF SHARES
                                                              BENEFICIALLY   BENEFICIALLY
                 NAME OF BENEFICIAL HOLDER                      OWNED(1)        OWNED
                 -------------------------                    ------------   ------------
Centre Partners Group(2)....................................   2,566,641         28.8%
Mr. Leonhard Dreimann(3)....................................     842,733          9.0
Mr. William B. Rue(3).......................................     623,902          6.9
Mr. David C. Sabin(4).......................................     338,676          3.8
Mr. Frank Devine(5).........................................      31,000            *
Mr. Bert Doornmalen(5)......................................      16,000            *
Mr. Robert A. Bergmann......................................           0            *
Mr. Bruce G. Pollack(2).....................................           0            *
All Directors and executive officers as a group (7
  persons)(6)...............................................   1,215,909         13.1%

---------------

 *  Less than 1%.

(1) Unless otherwise indicated below, the persons named in the table above have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficially owned shares include shares subject to options exercisable within 60 days of October 15, 1998.

(2) Consists of an aggregate of 213,700 shares of Common Stock and 40,000 shares of Series A Preferred Stock: (i) 65,777 shares of Common Stock and 12,312 shares of Series A Preferred Stock owned of record by Centre Capital Investors II, L.P. ("Investors II"), (ii) 21,401 shares of Common Stock and 4,006 shares of Series A Preferred Stock owned of record by Centre Capital Tax-Exempt Investors II, L.P. ("Tax-Exempt II"), (iii) 14,312 shares of Common Stock and 2,679 shares of Series A Preferred Stock owned of record by Centre Capital Offshore Investors II, L.P. ("Offshore II"), (iv) 1,010 shares of Common Stock and 189 of Series A Preferred Stock shares owned of record by Centre Parallel Management Partners, L.P. ("Parallel"), (v) 11,311 shares of Common Stock and 2,117 shares of Series A Preferred Stock owned of record by Centre Partners Coinvestment, L.P. ("Coinvestment") and (vi) 99,889 shares of Common Stock and 18,697 shares of Series A Preferred Stock owned of record of the State Board of Administration of Florida (the "Florida Board"). As of October 15, 1998, the 40,000 shares of Series A Preferred Stock were convertible into 2,352,941 shares of the Common Stock. Investors II, Tax-Exempt II and Offshore II are limited partnerships, of which the general partner of each is Centre Partners II, L.P. ("Partners II"), and of which Centre Partners Management LLC ("Centre Management") is an attorney-in-fact. Parallel and Coinvestment are also limited partnerships. In its capacity as manager of certain investments for the Florida Board pursuant to a management agreement, Centre Management is an attorney-in-fact of Parallel. Centre Partners II LLC is the ultimate general partner of each of Investors II, Tax-Exempt II, Offshore II, Parallel and Coinvestment. Bruce G. Pollack is Managing Director of Centre Management and Centre Partners II LLC and as such may be deemed to beneficially own and share the power to vote or dispose of the Common Stock and Series A Preferred Stock held by Investors II, Tax-Exempt II, Offshore II, Parallel, Coinvestment and the Florida Board. Mr. Pollack disclaims the beneficial ownership of such Common Stock and Series A Preferred Stock. The foregoing is based upon information contained in a Schedule 13D/A dated September 16, 1998 filed with the Securities and Exchange Commission.

(3) Includes, with respect to Mr. Dreimann and Mr. Rue: (i) 463,580 shares owned by Dominator Investors Group, a Hong Kong corporation ("Dominator"), which is owned 71.9% by Mr. Dreimann and 18.1% by Mr. Rue; and (ii) 140,000 shares and 120,000 shares, respectively, of Common Stock which may be acquired upon the exercise of immediately exercisable options.

(4) Includes 70,000 shares of common stock which may be acquired upon the exercise of immediately exercisable stock options. Also includes (i) 179,676 shares owned by Duquesne Financial Corporation ("Duquesne"), a corporation which is owned by Susan Sabin, and (ii) 89,000 shares owned by Susan

    Sabin. Susan Sabin is David Sabin's wife. Mr. Sabin disclaims beneficial ownership of all shares owned by Duquesne and Susan Sabin.

(5) Includes, with respect to each of Messrs. Doornmalen and Devine, 16,000 shares of Common Stock which may be acquired upon the exercise of immediately exercisable options.

(6) Includes an aggregate of 362,000 shares which may be acquired by Directors and officers of the Company upon the exercise of immediately exercisable options. See footnotes 3 through 5 above.

     The addresses of the persons shown in the table above who are beneficial owners of more than five percent of the Company's Common Stock are as follows:
Centre Partners Management LLC, 30 Rockefeller Plaza, Suite 5050, New York, New York 10020; and Messrs. Dreimann, Rue and Sabin, 550 Business Center Drive, Mount Prospect, Illinois 60056.

SECTION 16 REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of the outstanding Common Stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater-than-10% beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of the forms furnished to the Company and other information, we believe that all of these reporting persons complied with their filing requirement for fiscal 1998.

CERTAIN TRANSACTIONS

     On July 11, 1996, Windmere-Durable purchased from the Company 6,508,572 newly issued shares of Common Stock (the "Purchase"), which represented 50% of the outstanding shares of the Common Stock on February 27, 1996 after giving effect to the Purchase. As consideration for the Purchase, Windmere-Durable paid the Company: (1) $3,254,286 in cash, as described below; (2) a subordinated promissory note in the aggregate principal amount of $10,847,620 (the "Windmere Note"); and (3) 748,112 shares of Windmere-Durable's common stock. The cash portion of the consideration for the Purchase was paid by the cancellation of the Company's obligation to repay a loan in the principal amount of $3,254,286 which Windmere-Durable had made to the Company in April 1996. Windmere-Durable was also granted an option to purchase up to 485,000 shares of the Common Stock at an exercise price of $4.83 per share, which option is exercisable only if and to the extent that options to purchase shares of Common Stock which were outstanding on February 27, 1996 are exercised.

     In connection with the Purchase, the Company and Windmere-Durable entered into a Marketing Cooperation Agreement. The Company and Windmere-Durable agreed in the Marketing Cooperation Agreement that until Windmere-Durable's interest in the Company is less than 30% for at least ten consecutive days, they will participate in a variety of mutually satisfactory marketing cooperation efforts designed to expand the market penetration of each party.

     In connection with the Marketing Corporation Agreement, the Company entered into a letter agreement dated April 30, 1997 with Windmere-Durable. The letter agreement provides that the Company pay to Windmere-Durable a fee based upon the Company's net sales less specified costs and expenses relating to the Company's supply agreement with Kmart in consideration of Windmere's guarantee of the Company's obligations under the supply agreement. The Company had amounts due to Windmere-Durable, including its subsidiary Durable Electrical Metal Factory, Ltd., of approximately $4.8 million at June 27, 1998. The Company purchased inventory from Durable of $27.1 million in fiscal 1998 and $23.5 million in fiscal 1997.

     On July 28, 1998, the Company repurchased (the "Stock Repurchase") the 6,535,072 shares of the Common Stock owned by Windmere-Durable. The price for the Stock Repurchase was $12 per share in cash plus a $15.0 million subordinated promissory note (the "Junior Subordinated Note"). The Junior Subordinated Note, which has a term of six and one-half years and bears interest at 4.0% per annum payable annually, is subject to offsets of 5% of the total purchase price paid by the Company for product purchases from Windmere-Durable and its affiliates during the term of the note. The principal amount of the Junior

Subordinated Note is also subject to reduction in the event the Company's supply agreement with Kmart is terminated for any reason.

     In connection with the Stock Repurchase: (1) Windmere effectively repaid in full the Windmere Note in the principal amount of approximately $10.8 million, which note was issued to the Company in July, 1996; (2) the Company repurchased for approximately $3.3 million Windmere's option to purchase up to 458,500 shares of the Company, which option was granted to Windmere-Durable in July, 1996; and (3) Windmere-Durable and the Company agreed to continue various commercial and other arrangements, including the fee agreement relating to the Company's supply agreement with Kmart, subject to certain modifications.

     On July 28, 1998, the Company also issued $40.0 million of Series A Preferred Stock to affiliates of Centre Partners Management LLC ("Centre Partners") in connection with a Stock Purchase Agreement dated July 15, 1998 (the "Preferred Stock Agreement"). The Series A Preferred Stock is generally non-dividend bearing and is currently convertible into 2,352,941 shares of Common Stock (reflecting a $17 per share conversion price). Centre Partners is a private investment firm that manages the commitments and assets of Centre Capital Investors II, L.P. and related entities.

     In connection with the issuance of the Series A Preferred Stock, the Company paid Centre Partners a $500,000 transaction fee. The Preferred Stock Agreement provides that Centre Partners generally has the right to designate two directors as long as it and its affiliates own at least 12.5% of the total voting power of the Company and one director as long as it and its affiliates own at least 7.5% of the total voting power of the Company. Centre Partners has designated Robert A. Bergmann and Bruce G. Pollack to serve as directors of the Company. The affiliates of Centre Partners and the Company also entered into a Registration Rights Agreement which grants such affiliates certain demand and piggyback registration rights with respect to their shares of Series A Preferred Stock and shares of the Common Stock which are issuable upon conversion thereof.

     Reference is made to "Compensation Committee Interlocks and Insider Participation" above for a discussion of the relationships between the Company and each of Markpeak, Ltd. and Shapiro, Devine and Craparo, Inc.

     The Company believes that each of the above transactions were on terms which were no less favorable to the Company than would have been available in similar transactions with unaffiliated third parties.

                 PROPOSAL 2: APPROVE AMENDMENT TO THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION

     We are seeking your approval to change the name of the Company from "Salton/Maxim Housewares, Inc." to "Salton, Inc." by amending the Company's Restated Certificate of Incorporation. No other change to the Company's Restated Certificate of Incorporation, other than to change the Company's name as recorded by the Delaware Secretary of State and to change the name under which the Company transacts business and trades on the NASDAQ National Market, is contemplated. The Company's new name will be effective upon the filing of an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

     The Board of Directors believes that the proposed name change is in the best interest of the Company and its stockholders. The Company's predecessor, Salton Housewares, Inc. acquired the assets of Financo-Maxim, Inc. in 1989 and changed its name to Salton/Maxim Housewares, Inc. The combined company continued to market its products under the Salton(R), Salton Creations(R) and Maxim(R) brand names. Since that time, the Company has significantly expanded the brand names under which it offers products. Kitchen and small household electrical appliances are now marketed and distributed under the Salton(R), Maxim(R), Breadman(R), Juiceman(R), George Foreman Grills(R), White-Westinghouse(R) and Farberware(TM) brand names. Tabletop products are marketed and distributed under the Block(R) China, Atlantis(R) Crystal and Gear(R) brand names. Personal and beauty care appliances and gift products are marketed and distributed under the Salton Creations(R) brand name and time products under the Salton Time(R) brand name.

     The Board of Directors believes that the name of the Company cannot describe the full range of products and/or brand names used by the Company. The Board has decided to change the name of the Company to Salton, Inc. since the Salton(R) brand name has been in existence since 1947 and is the name which the financial and consumer markets most closely associate with the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                       PROPOSAL 3: 1998 STOCK OPTION PLAN

     The Board of Directors has adopted the Salton/Maxim Housewares, Inc. 1998 Stock Option Plan, subject to your approval at the Annual Meeting. All of the Company's executive officers have an interest in the proposal as they are eligible to participate in the Stock Option Plan.

     We have summarized below certain key provisions of the Stock Option Plan. Because it is a summary, it may not contain all the information that is important to you. Before you decide how to vote, you should review the full text of the Stock Option Plan, which we have included as Appendix A.

     PURPOSE. The purpose of the Stock Option Plan is to provide key incentives for the Company to attract new employees, retain existing employees and stimulate employees towards furthering the interests of both the Company and stockholders alike.

     TYPES OF AWARDS. The Plan permits the granting of any or all of the following types of awards to employees of the Company or any of its affiliates:

     - stock options, including incentive stock options ("ISOs");

     - stock appreciation rights ("SARs");

     - restricted stock;

     - performance shares or units conditioned upon meeting performance criteria; and

     - other stock unit awards.

     NUMBER OF SHARES; LIMITATIONS. A total of 600,000 shares of Common Stock are reserved for grant pursuant to awards under the Stock Option Plan. We will adjust the number of shares available for issuance under the Stock Option Plan if there are changes in our capitalization, a merger, or a similar transaction. We may issue new shares or treasury shares or both. Treasury shares are shares that are previously issued and subsequently repurchased and are holding in our treasury.

     The maximum number of shares for which options or SARs or a combination thereof may be granted to any one grantee in a calendar year is 200,000 shares. The maximum dollar amount of compensation that may be represented by performance units (not denominated in shares) awarded to any one participant during a calendar year is 150% of the participant's annual base salary in effect on the date of the award, multiplied by the number of years (and fractions thereof) in the performance period.

     ELIGIBILITY. All employees of the Company and its affiliates (approximately 219 persons) are eligible to be participants.

     ADMINISTRATION. The Compensation Committee will administer the Stock Option Plan. The Compensation Committee has the authority to, among other things, select employees of the Company and its affiliates to whom awards are granted, to determine the types of awards and the number of shares covered and to set the terms, conditions and provisions of such awards and to cancel or suspend awards. The Compensation Committee is authorized to construe and interpret the Stock Option Plan and any agreements entered into under the Stock Option Plan, to establish, amend, and rescind any rules and regulations relating to the Stock Option Plan, and to make all other determinations which may be necessary or desirable for the administration of the Stock Option Plan.

     POWER TO AMEND PLAN. The Board of Directors may amend, alter or discontinue the Stock Option Plan at any time without the approval of the stockholders of the Company.

     STOCK OPTIONS. Stock options may be either nonqualified or ISOs (within the meaning of Section 422 of the Internal Revenue Code).

     The Committee may issue stock options at an exercise price no less than the fair market value of the Common Stock on the date of grant. The exercise price of a stock option may be paid in cash or previously owned stock or both. Stock options may also be exercised through a "cashless exercise" procedure. This allows employees to sell immediately some or all of the shares to generate sufficient cash to pay the exercise price of the stock option and to satisfy withholding tax obligations.

     The Compensation Committee will fix the term of a stock option upon grant. However, under the Stock Option Plan, the term may be no longer than ten years.

     STOCK APPRECIATION RIGHTS. Stock appreciation rights entitle an employee to receive the excess, if any, of the fair market value on the date of exercise over the exercise price. The Compensation Committee must issue stock appreciation rights at no less than at the fair market value of the Common Stock on the date of grant. At the discretion of the Compensation Committee, the Compensation Committee may make payments to an employee upon exercise of a stock appreciation right in cash, shares of common stock or both.

     The Compensation Committee may grant stock appreciation rights alone or together with stock options.

     The Compensation Committee has not awarded stock appreciation rights in the past and has no current intention of making this type of award in the future.

     RESTRICTED STOCK. Restricted stock represents the right of the participant to receive one share of the Common Stock, subject to the terms and conditions established by the Compensation Committee. A recipient may not dispose the restricted stock until those terms and conditions are satisfied. Holders of restricted stock have, with respect to such stock, all of the rights of a stockholder, including the right to vote the shares and the right to receive any cash dividends, unless the Compensation Committee shall otherwise determine.

     PERFORMANCE AWARDS. From time to time, the Compensation Committee may select a period during which one or more performance criteria designated by the Compensation Committee are measured for the purpose of determining the extent to which a performance award has been earned. The performance criteria which the Compensation Committee may designate are:

     - earnings (either in the aggregate or on a per share basis) before or after taxes, before or after depreciation and amortization and before or after interest expense,

     - net income (before or after taxes),

     - operating income,

     - cash flow,

     - return measures (including return on assets, equity or sales),

     - share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time),

     - reductions in expense levels in each case where applicable determined either on a Company-wide basis or in respect of any one or more business units,

     - net economic value, or

     - economic value added.

     Performance awards may be in the form of performance shares (valued by reference to shares of stock), or performance units (valued by reference to cash or property other than stock). Performance awards may be paid in cash, stock, other property or a combination thereof.

     OTHER STOCK UNIT AWARDS. The Compensation Committee may award other stock unit awards to a grantee with or without restrictions under circumstances and on terms determined by the Committee.

     CHANGE OF CONTROL PROVISIONS. A change of control is deemed to occur in the event of certain acquisitions of 35% or more of the outstanding Common Stock, certain mergers and other transactions which result in the Company's stockholders owning 60% or less of the surviving corporation, or certain changes in the composition of the Board of Directors. In order to maintain all of the participant's rights in the event of a change of control of the Company, the Compensation Committee may, in its sole discretion, as to any award, either at the time an award is made or any time thereafter, take any one or more of the following actions:

          (1) provide for the acceleration of any time periods relating to the exercise or realization of any such award so that such award may be exercised or realized in full on or before a date fixed by the Committee;

          (2) provide for the purchase of any such award with or without the participant's consent for an amount of cash equal to the amount that could have been attained upon the exercise of such award or realization of the participant's rights had such award been currently exercisable or payable or exercisable or payable during a stipulated period prior to the change of control;

          (3) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such change in control; or

          (4) cause any such award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such change in control. The Committee may, in its discretion, include such further provisions and limitations respecting a change in control in any award agreement as it may deem equitable and in the best interests of the Company.

     TERM. The Plan will terminate on July 30, 2008, ten years from the date of its adoption by the Board of Directors. This means that, if you approve the Stock Option Plan at the Annual Meeting, no awards will be permitted to be made under the Stock Option Plan after this date.

     STOCK PRICE. On October   , 1998, the closing price of the Common Stock on
the Nasdaq National Market was $          .

     NEW PLAN BENEFITS. As of the date of this Proxy Statement, we have made no awards under the Stock Option Plan. Since awards will be authorized by the Compensation Committee in its sole discretion, it is not possible to determine the benefits or amounts that will be received by any particular employee or group of employees in the future.

     In connection with the Employment Agreements, we agreed to grant to the executives the following options under the Stock Option Plan:

                                                                                     NUMBER OF SHARES
                   NAME AND POSITION                       DOLLAR VALUE(1)       COVERED BY STOCK OPTIONS
                   -----------------                       ---------------       ------------------------
Leonhard Dreimann......................................     Indeterminate                 63,179(2)
  (Chief Executive Officer)                                 Indeterminate                 63,179(3)
David C. Sabin.........................................     Indeterminate                 63,179(2)
  (Chairman and Secretary)                                  Indeterminate                 63,179(3)
William B. Rue.........................................     Indeterminate                 63,179(2)
  (President, Chief Operating                               Indeterminate                 63,179(3)
  Officer and Chief Financial Officer)
All executive officers as a group (3 persons)..........     Indeterminate                379,074

---------------

(1) Dollar value will be realized only to the extent that the market value of the Common Stock on the date the option is exercised exceeds the exercise price of the option.

(2) Options will have an exercise price equal to the closing price of the Common Stock on December 18, 1998 and will vest in three annual installments, commencing on December 19, 1997.

(3) Options will have an exercise price equal to the closing price of the Common Stock on December 17, 1999 and will vest in three annual installments, commencing on December 19, 1997.

     In the event you do not approve the Stock Option Plan, we have agreed in the Employment Agreements to grant to the executives stock appreciation rights which would provide them with substantially the same benefits as the grants listed above.

     TAX ASPECTS OF THE PLAN. The grant of an option or SAR will create no tax consequences for a grantee or the Company. In general, the grantee will have no taxable income upon exercising an ISO if the applicable ISO holding period is satisfied (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising a nonstatutory option or a SAR, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of shares of Common Stock on the date of the exercise; the Company will be entitled to a deduction for the same amount, subject to the possible applicability of the $1,000,000 compensation deductibility limit of Section 162(m). Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired by exercise of an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired by exercise of an ISO before the applicable ISO holding periods have been satisfied.

     With respect to other awards granted under the Stock Option Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received and the Company will be entitled to a deduction for the same amount, subject to possible limitation under Section 162(m). With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier, and the Company will be entitled to a deduction for the same amount, subject to possible limitation under Section 162(m).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1998 STOCK OPTION PLAN.

                            5. INDEPENDENT AUDITORS

     We are asking you to ratify the Board selection of Deloitte & Touche LLP as independent auditors for fiscal 1999.

     Deloitte & Touche LLP has audited the Company's financial statements for each fiscal year since the fiscal year ended July 1, 1989. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR FISCAL 1999.

                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

     If you wish to submit proposals to be included in our 1999 proxy statement, we must receive them on or before July 16, 1999. Please address your proposals to: WILLIAM B. RUE, PRESIDENT AND CHIEF OPERATING OFFICER, SALTON/MAXIM HOUSEWARES, INC., 550 BUSINESS CENTER DRIVE, MOUNT PROSPECT, ILLINOIS 60058.

     Under our By-laws, if you wish to nominate directors or bring other business before the stockholders:

     - You must notify the Secretary in writing not less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual meeting. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, you may notify us not earlier than 90 days before such annual meeting and not later than the later of (1) the

       60th day prior to such annual meeting or (2) 10 days after the first public announcement of the meeting date.

     - Your notice must contain the specific information required in our By-laws.

Please note that these requirements relate only to matters you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC's requirements to have your proposal included in our proxy statement.

     If you would like a copy of our By-laws, we will send you one without charge. Please write to the Secretary of the Company.

                                          By Order of the Board of Directors

                                          David C. Sabin
                                          Secretary

November   , 1998

                                                                      APPENDIX A

                         SALTON/MAXIM HOUSEWARES, INC.
                             1998 STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
Section 1.   Purpose.....................................................      1
Section 2.   Definitions.................................................      1
Section 3.   Administration..............................................      3
Section 4.   Shares Subject to the Plan..................................      4
Section 5.   Eligibility.................................................      4
Section 6.   Stock Options...............................................      4
Section 7.   Stock Appreciation Rights...................................      6
Section 8.   Restricted Stock............................................      8
Section 9.   Performance Awards..........................................      8
Section 10.  Other Stock Unit Awards.....................................      9
Section 11.  Termination of Employment...................................      9
Section 12.  Transferability of Awards...................................     10
Section 13.  Change in Control...........................................     10
Section 14.  Amendments and Termination..................................     11
Section 15.  General Provisions..........................................     12
Section 16.  Term of Plan................................................     13

                         SALTON/MAXIM HOUSEWARES, INC.
                             1998 STOCK OPTION PLAN

     THE PLAN. Salton/Maxim Housewares, Inc., a Delaware corporation (the "Company"), hereby establishes the Salton/Maxim Housewares, Inc. 1998 Stock Option Plan (the "Plan"), effective as of the Effective Date.

     SECTION 1. PURPOSE. The purposes of the Plan are to encourage employees of the Company and its Affiliates to acquire an ownership interest in the growth and performance of the Company and to increase their incentive to contribute to the Company's future success, thus enhancing the value of the Company for the benefit of stockholders, and enhancing the ability of the Company and its Affiliates to attract and retain individuals upon whom, in large measure, the progress, growth and profitability of the Company depends.

     SECTION 2. DEFINITIONS. The following terms have the meanings set forth below:

     "Affiliate" means any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

     "Award" means any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit or Other Stock Unit Award.

     "Award Agreement" means the written agreement or instrument by which every Award is evidenced.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to a specific section of the Code shall also refer to any successor provision, and any regulations promulgated under such section or successor provision.

     "Committee" means the Stock Option Committee of the Board.

     "Company" means Salton/Maxim Housewares, Inc.

     "Effective Date" means July 30, 1998, the date this Plan is adopted by the Board; provided, however, that if the Plan is not approved by a majority of the stockholders present and voting at an annual meeting of the stockholders of the Company on or before December 31, 1998, this Plan shall not be effective and this Plan and any Award theretofore made under this Plan shall be void.

     "Employee" means any employee of the Company or of any Affiliate.

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Fair Market Value" means, with respect to a Share, (i) the closing price of the Shares on The NASDAQ Stock Market or any other national stock exchange on which the Shares are then traded, or if no such reported sale of Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Shares are not listed for trading on a national securities exchange or authorized for quotation on The NASDAQ Stock Market, the average of the closing bid and asked prices as reported by the NASDAQ or, if no such prices shall have been reported for such date, on the next preceding date for which such prices were so reported.

     "Incentive Stock Option" means an Option granted pursuant to Section 6(h) that is intended to meet the requirements of Section 422 of the Code.

     "including" means including without limitation.

     "Limited Right" means an SAR which is exercisable only for a limited period after a Change in Control as provided in Section 7(f).

     "Mature Shares" means Shares to which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

     "Nonstatutory Stock Option" means an Option granted to a Participant pursuant to Section 6 that is not intended to be an Incentive Stock Option.

     "Option" means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

     "Optionee" means any Participant to whom an Option has been granted under the Plan.

     "Option Price" means the per share purchase price of Shares subject to an Option.

     "Other Stock Unit Award" means any right granted to a Participant by the Committee pursuant to Section 10.

     "Participant" means an Employee who is selected by the Committee to receive an Award under the Plan.

     "Performance Award" means any Award of Performance Shares or Performance Units pursuant to Section 9.

     "Performance Period" means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

     "Performance Share" means any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

     "Performance Unit" means any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

     "Permitted Transferee" means, in respect of any Participant, any member of the Immediate Family of such Participant, any trust of which all of the primary beneficiaries are such Participant or members of his or her Immediate Family, or any partnership of which all of the partners are such Participant or members of his or her Immediate Family. The "Immediate Family" of a Participant means the Participant's spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews.

     "Person" means any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or government or political subdivision thereof.

     "Restricted Stock" means any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may specify.

     "Restricted Stock Award" means an Award of Restricted Stock pursuant to
Section 8.

     "SAR" means any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, an amount equal to the number of Shares with respect to which the right is granted multiplied by the excess of
(i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise, over (ii) the grant price of the right as specified by the Committee.

     "Shares" means shares of the common stock of the Company.

     SECTION 3. ADMINISTRATION.

     (a) General. The Plan is administered by the Committee. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. The Committee may appoint agents (who may be Employees) to assist in the administration of the Plan, and may authorize such persons to execute agreements or other documents on its behalf. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Award.

     (b) Power and Authority of Committee. The Committee shall have full power and authority, in its sole discretion subject to the provisions of the Plan, to:

          (i) determine the Employees to whom Awards may from time to time be granted;

          (ii) determine the type or types of Award to be granted to each Participant;

          (iii) determine the number of Shares or other amount to be covered by each Award, subject to the limitations of Section 4.

          (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award;

          (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended;

          (vi) determine whether, to what extent and on what terms and conditions cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred, either automatically or at the election of the Participant;

          (vii) determine the existence or nonexistence of any fact or status relevant to Awards or the rights of Participants thereunder, including whether a Termination of Employment occurs by reason of cause, retirement, death or disability;

          (viii) construe and interpret the Plan, any Award Agreement, and any other instrument or agreement entered into under the Plan;

          (ix) adjust performance award criteria or the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles;

          (x) make such other determinations and waive such requirements as may be required or permitted by Sections 6, 7, 8, 9, 10 and 11 or other provisions of the Plan;

          (xi) administer the Plan and establish such rules and regulations, approve and prescribe such forms, and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

          (xii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect;

          (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

     In making such determinations, the Committee may take into consideration the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its Affiliates and such other factors which the Committee may deem relevant in accomplishing the purposes of the Plan. The Committee's determinations under the Plan need not be uniform. The Committee may make such determinations selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Decisions of the Committee shall be final and binding upon all Persons.

     SECTION 4. Shares Subject to the Plan.

     (a) Aggregate Limit. Subject to adjustment as provided in Section 15(h), a total of 600,000 Shares are reserved for grant pursuant to Awards under the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. Shares shall be charged against the foregoing limit upon the grant of each Award (other than a Performance Unit or Other Stock Unit not denominated in Shares), but if such Shares are thereafter forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares so forfeited or related to the terminated portion of such Award shall be restored to the foregoing limit and shall again be available for Awards under the Plan. If Shares are applied to pay the Option Price upon exercise of an Option or to pay federal, state and local taxes upon exercise of an Option or other receipt of payment under an Award, the Shares so applied shall be added to the foregoing limit and shall be available for Awards under the Plan.

     (b) Individual Annual Limits. Awards to any one individual in any one calendar year are subject to the following limits:

          (i) Options. The maximum number of Shares with respect to which Options may be granted during a calendar year to any Participant is 200,000;

          (ii) SARs. The maximum number of SARs that may be granted during a calendar year to any Participant is 200,000;

          (iii) Aggregate Options and SARs. The sum of the number of Shares with respect to which Options may be granted and the number of SARs that may be granted in total during a calendar year to any Participant is 200,000;

          (iv) Other Share-Denominated Awards. The maximum number of Shares with respect to which Restricted Stock, Performance Shares, and Other Stock Units denominated in Shares in total may be granted during a calendar year to any Participant is 100,000; and

          (v) Dollar-Denominated Awards. The maximum dollar amount of compensation that may be represented by Performance Units and Other Stock Units not denominated in Shares awarded during calendar year to any Participant is 150% of the Participant's annual base salary in effect on the date of the Award multiplied by the number of whole and fractional years in the Performance Period for Performance Units.

     SECTION 5. ELIGIBILITY. The Committee may grant Awards to any Employee (excluding any member of the Committee). An Employee may be granted more than one Award, but only on the terms and subject to the restrictions hereinafter set forth.

     SECTION 6. STOCK OPTIONS.

     (a) Issuance. The Committee may grant Options to Participants either alone or in addition to other Awards granted under the Plan.

     (b) Award Agreements. Each Option shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Committee may require that any Participant shall, as consideration for the grant of the Option, agree in writing to remain in the employ of the Company or of one of Affiliates, at the pleasure of the Company or of such Affiliate, for at least one year from the date of the granting of such Option or until earlier termination of the Participant's employment effected or approved by the Company or by such Affiliate, in which event if the Participant violates such agreement, any Options still held by such person at the time of such violation shall automatically terminate. The Committee may waive this requirement in the case of any Participant. Any Option shall also be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

     (c) Date of Granting of Options. The date of grant of all Options shall be the date designated by the Committee as the date of grant, provided that in no event shall the date of grant be earlier than the date on which the Committee approves the grant.

     (d) Option Price. The Option Price per Share shall be determined by the Committee in its sole discretion; provided that the Option Price shall not be less than 100% of the Fair Market Value of a Share on the date of the grant of the Option.

     (e) Option Period. The term of each Option shall be fixed by the Committee in its sole discretion and set forth in the Award Agreement, provided that the Option and any related SAR shall not be exercisable after the expiration of 10 years from the date the Option was granted.

     (f) Exercisability. Options shall be exercisable either in full or in installments at such time or times as determined by the Committee at or subsequent to grant, and set forth in the Award Agreement; provided that the Committee may in its sole discretion subsequent to grant waive any restriction on the exercise of an Option.

     (g) Method of Exercise. An Option shall be exercised by the delivery to the Company (or an agent of the Company) during the period in which such Option is exercisable of (x) written notice of exercise in a form acceptable to the Committee for a specific number of Shares subject to the Option and (y) payment in full of the Option Price of such specific number of Shares. Payment for the Shares with respect to which an Option is exercised may be made by any one or more of the following means:

          (i) cash, negotiable personal check or electronic funds transfer;

          (ii) the Committee in its sole discretion may permit payment through tender of Mature Shares, valued at their Fair Market Value on the date of exercise; provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment;

          (iii) the Committee in its sole discretion may permit payment by submitting acceptable certification to the Committee of the ownership of Mature Shares, valued at their Fair Market Value on the date of exercise; in which event the Shares issued to the Optionee for the portion of any Option so exercised by shall not exceed the number of Shares covered by the such portion of the Option less the number of Shares for which proof of ownership is submitted in full or partial payment; or

          (iv) the Committee in its sole discretion may permit payment through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Committee, the amount of federal, state, local or foreign withholding taxes payable by Optionee by reason of such exercise.

     (h) Incentive Stock Options. At the time of the grant of any Option, the Committee may designate in the Award Agreement that such Option shall be an Incentive Stock Option, which shall be subject to the following terms and conditions.

          (i) Option Term. The term of an Incentive Stock Option shall not exceed 10 years (five years in the case of a 10% Owner) from the grant date, and shall be subject to earlier termination as provided in the Plan or in the applicable Award Agreement.

          (ii) Option Price. The Option Price of an Incentive Stock Option shall
     (1) not be less than 100% of the Fair Market Value on the grant date of the Shares subject to the Option, or (2) in the case of a 10% Owner, not be less than 110% of the Fair Market Value on the Grant Date of the Shares subject to the Options.

          (iii) $100,000 Limit. The aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or of any parent or subsidiary corporation of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code. To the extent the $100,000 Limit is exceeded, such Option shall be deemed to be a Nonstatutory Stock Option.

          (iv) Grant Date. Each Incentive Stock Option shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company.

          (v) Disqualifying Disposition. Each Incentive Stock Option shall require the holder of Shares issued upon exercise of such Incentive Stock Options to notify the Committee of any disposition of such Shares under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

          (vi) Nontransferability. Notwithstanding Section 12, a Participant may not transfer an Incentive Stock Option otherwise than upon death by will or under the applicable laws of descent and distribution or by designation of a beneficiary pursuant to Section 12(a); and during the lifetime of the Participant only the Participant may exercise an Incentive Stock Option.

          (vii) Other Requirements. The terms of any Incentive Stock Option shall comply in all respects with the provisions of Section 422 of the Code.

          (viii) Other Terms and Conditions. Except as otherwise provided in this subsection, all the provisions of the Plan shall apply to Incentive Stock Options.

     (i) Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

     (j) Discretionary Share Withholding. The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option by delivering Shares in payment of the exercise price, or an exercise of an SAR for stock, or upon the lapse of restrictions on Restricted Stock received upon the exercise of an Option (the date on which such exercise occurs or such restrictions lapse hereinafter referred to as the "Tax Date"), the Optionee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare ("FICA") taxes, up to the Optionee's marginal tax rate, by one or both of the following methods:

          (i) delivering part or all of the payment in previously-owned Mature Shares (which shall be valued at their Fair Market Value on the Tax Date);

          (ii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option, upon exercise of an SAR for stock, or upon the lapse of restrictions on Restricted Stock, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld.

The Committee in its sole discretion may provide that the amount of tax withholding to be satisfied by withholding Shares from the Option exercise shall be the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law, or shall be the entire amount of taxes, including FICA taxes, required to be paid by Optionee under federal, state and local law. An election by Optionee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, cash must be delivered to satisfy all tax withholding requirements.

     SECTION 7. STOCK APPRECIATION RIGHTS.

     (a) Issuance. The Committee may grant SARs to Participants either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Section 6. Any SAR related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any SAR related to an Incentive Stock Option must be granted at the same time such Option is granted. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

     (b) Award Agreements. Any SAR granted to a Participant under the Plan shall be evidenced by an Award Agreement in such form and the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee.

     (c) Grant Price. The grant price of a SAR shall be determined by the Committee in its sole discretion; provided that the grant price shall not be less than the lesser of 100% of the Fair Market Value of a Share on the date of the grant of the SAR, or the Option Price under the Nonstatutory Stock Option to which the SAR relates.

     (d) Exercise and Payment. Upon the exercise of SARs, an Optionee shall be entitled to receive the value thereof. The Fair Market Value of a Share on the date of exercise of SARs shall be determined in the same manner as the Fair Market Value of a Share on the date of grant of an Option is determined. SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. Unless the Award Agreement provides otherwise or reserves to the Committee or the Participant or both the right to defer payment, the Company shall make payment in respect of any SAR within five days of the date the SAR is exercised. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

     (e) Grant of Limited Rights.

          (i) The Committee in its sole discretion may grant Limited Rights upon or after the grant of any Option under the Plan. Each Limited Right shall be identified with a share of Stock subject to an Option of the Optionee. The number of Limited Rights granted to a Optionee shall equal the number of Shares subject to the Option with which such Limited Rights are identified. Upon the exercise, expiration, termination, forfeiture, or cancellation of an Optionee's Option, the Optionee's associated Limited Rights shall terminate.

          (ii) Limited Rights shall become exercisable upon the occurrence of a Change of Control. Limited Rights shall be exercised by delivery to the Company, within 90 days after the date of such Change of Control, of written notice of intent to exercise specific Limited Rights. The exercise of Limited Rights shall result in the cancellation of the Option with which such Limited Rights are identified, to the extent of such exercise.

          (iii) The Company shall notify all Optionees of the occurrence of a Change of Control promptly after its occurrence, but any failure of the Company so to notify shall not deprive any Optionee of any rights that accrued as a result of a Change of Control. Any such failure of the Company shall, if an Optionee does not otherwise know of the Change of Control, automatically extend the 90-day period specified above until 90 days after the Company notifies such Optionee or such Optionee otherwise knows of the Change of Control, whichever first occurs, but in no event beyond the maximum term of the identified Option specified in the applicable Award Agreement.

          (iv) Within five business days after the exercise of any Limited Rights, the Company shall pay to the Optionee, in cash (except that the Committee may cause the Company to pay such amount in Shares if it determines that a payment in cash would cause transaction to be ineligible for pooling of interests accounting), an amount equal to the difference between (A) the Change of Control Value, and (B) the Option Price of the Option.

          (v) "Change of Control Value" means the greater of (A) the highest Fair Market Value of a Share during the 180-day period preceding the date of the Company's receipt of notice of exercise of Limited Rights, or (B) the cash amount (or fair cash value, as determined by the Committee in its sole discretion, of consideration other than cash), payable in respect of a Share to holders of Shares in connection with the Change of Control.

     (g) Other Limitations. The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee's sole discretion, are necessary or desirable in order for Participants to qualify for an exemption from Section 16(b) of the Exchange Act.

     SECTION 8. RESTRICTED STOCK.

     (a) Issuance. The Committee may issue Restricted Stock Awards to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The granting of Restricted Stock shall take place on the date the Committee determines to grant the Restricted Stock.

     (b) Registration. Any Restricted Stock may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, and shall be held in escrow by the Company. The Participant shall execute a stock power or powers assigning the Shares of Restricted Stock back to the Company, which stock powers shall be held in escrow by the Company and used only in the event of the forfeiture of any of the Shares of Restricted Stock.

     (c) Forfeiture. Except as otherwise determined by the Committee, no Restricted Stock shall become free of restrictions prior to the date of the first anniversary of the grant of the Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the Optionee promptly upon lapse of the period of forfeiture, as determined or modified by the Committee.

     (d) Share Withholding. The Committee in its sole discretion may provide that a Participant who recognizes income under the federal income tax by reason of the lapsing of restrictions on Shares of Restricted Stock may elect Share withholding pursuant to Section 6(j).

     SECTION 9. PERFORMANCE AWARDS.

     (a) Issuance. The Committee may issue Performance Awards to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Except as provided in Section 13, Performance Awards will be paid only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

     (b) Performance Measures. Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section, the attainment of which shall determine the degree of payout and/or vesting with respect to Awards, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following:

          (i) Earnings either in the aggregate or on a per-share basis, before or after taxes, before or after depreciation and amortization, and before or after interest expense;

          (ii) Net income (before or after taxes);

          (iii) Operating income;

          (iv) Cash flow;

          (v) Return measures (including return on assets, equity, or sales);

          (vi) Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

          (vii) Reductions in expense levels in each case where applicable determined either in a Company-wide basis or in respect of any one or more business units;

          (viii) Net economic value; or

          (ix) Economic value added.

     The degree of attainment of the preestablished performance goals required for an Award and the amounts of Awards may not be adjusted after the Award is granted, except that the Committee may retain the discretion to decrease the amount of an Award.

     SECTION 10. OTHER STOCK UNIT AWARDS.

     (a) Stock and Administration. The Committee may grant other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards, which may include attainment of goals based upon the performance measures set forth in Section 9(b). The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

     (b) Terms and Conditions. Subject to the provisions of this Plan and any applicable Award Agreement, Shares subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Shares granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

     SECTION 11. TERMINATION OF EMPLOYMENT. Except as otherwise provided in this Section, all Awards not vested shall terminate upon a Participant's Termination of Employment. For purposes of this Section, a Participant's Termination of Employment occurs on the last day on which the Participant performs services as an Employee; or if earlier on the date on which an Affiliate which employs the Participant ceases to be an Affiliate (unless the Participant continues to be employed by the Company or an Affiliate which continues to be an Affiliate).

     (a) Options and SARs.

          (i) Except as otherwise provided in this Section, upon a Participant's Termination of Employment, all Options and SARs not vested and exercisable immediately before such Termination of Employment shall terminate and no Option or SAR may be exercised after such Termination of Employment.

          (ii) If Termination of Employment occurs for a reason other than retirement, death, disability or cause, Options and SARs which were vested and exercisable immediately before such Termination of Employment shall remain exercisable for a period of 90 days following such Termination of Employment (but not for more than 10 years from the grant date of the Option) and shall then terminate.

          (iii) If Termination of Employment occurs by reason of retirement, death or disability, Options and SARs which were vested and exercisable immediately before such Termination of Employment shall remain exercisable for a period of one year following such Termination of Employment (but not for more than 10 years from the grant date of the Option) and shall then terminate.

     (b) Restricted Stock. Except as otherwise provided in this Section, upon a Participant's Termination of Employment, all Shares of Restricted Stock still subject to restrictions shall be forfeited by the Participant (and the Participant shall sign any document and take any other action required to assign such Shares back to the Company) and reacquired by the Company.

     (c) Performance Awards:

          (i) If Termination of Employment occurs during a Performance Period for a reason other than retirement, disability or death, all Performance Awards shall be forfeited upon such Termination of Employment.

          (ii) If Termination of Employment occurs during a Performance Period by reason of retirement, disability or death, the Participant shall be entitled to payment at or after conclusion of the Performance Period in accordance with the terms of the Award of that portion of the Performance Award equal to the amount that would be payable if the Participant continued in employment for the remainder of the Performance Period multiplied by a fraction, the numerator of which is the number of days in the Performance Period preceding such Termination of Employment and the denominator of which is the total number of days in the Performance Period.

     (d) Waiver by Committee. Notwithstanding the foregoing provisions of this Section, the Committee may in its sole discretion as to all or part of any Award as to any Participant, at the time the Award is granted or thereafter, determine that Awards shall become exercisable or vested upon a Termination of Employment, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Employment, extend the period for exercise of Options or SARs following Termination of Employment (but not beyond 10 years from the date of grant of the Option or SAR), or provide that any Performance Award shall in whole or in part not be forfeited upon such Termination of Employment.

     SECTION 12. TRANSFERABILITY OF AWARDS

     (a) No Award shall be transferable by the Participant otherwise than upon death by will or under the applicable laws of descent and distribution; except that a Participant may, by written instrument in a manner specified by the Committee in the Award Agreement or thereafter, designate in writing a beneficiary to exercise an Option or otherwise receive payment under any Award after the death of the Participant. The Committee in its sole discretion may authorize the transfer of a Nonstatutory Stock Option for no consideration to a Permitted Transferee.

     (b) Following the transfer of an Option to a Permitted Transferee, the Permitted Transferee shall have all of the rights and obligations of the Participant to whom the Option was granted and such Participant shall not retain any rights with respect to the transferred Option, except that (i) the payment of any tax attributable to the exercise of the Option shall remain the obligation of the Participant, and (ii) the period during which the Option shall become exercisable or remain exercisable under Section 11 shall depend on the employment status of the original Optionee.

     (c) If for any reason an Option or SAR is exercised by a person other than the original Participant, or payment or distribution under any other Award is to be made to a person other than the original Participant, the person exercising or receiving payment or distribution under such Award shall, as a condition to such exercise or receipt, supply the Committee with such evidence as the Committee may reasonably require to establish the identity of such person and such person's right to exercise or receive payment or distribution under such Award.

     (d) No Award shall be assigned, negotiated or pledged in any way (whether by operation of law or otherwise) except as permitted by Section 12(a), and no Award shall be subject to execution, attachment or similar process.

     SECTION 13. CHANGE IN CONTROL.

     (a) In order to maintain the Participants' rights in the event of any Change in Control of the Company, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award, either at the time an Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award with or without the Participant's consent for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable or exercisable or payable during a stipulated period prior to the Change of Control; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations respecting a Change in Control in any Award Agreement as it may deem equitable and in the best interests of the Company.

     (b) A "Change in Control" shall be deemed to have occurred if:

          (i) for any reason at any time less than 75% of the members of the Board shall be individuals who fall into any of the following categories:
     (A) individuals who were members of the Board on the Effective Date; or (B) individuals whose election, or nomination for election by the Company's stockholders (other than an election or nomination of an individual (an "Excluded Individual") whose initial assumption of office ins in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 under the Exchange Act), a "tender officer" (as such term is used in Section 14(d) of the Exchange Act) or a proposed transaction described in (iii) below) was approved by a vote of at least 75% of the members of the Board then still in office who were members of the Board on the Effective Date; or (C) individuals (other than Excluded Individuals) whose election, or nomination for election, by the Company's stockholders, was approved by a vote of at least 75% of the members of the Board then still in office who were elected in the manner described in (A) or (B) above; or

          (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) or "group" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) shall have become after the Effective Date, according to a public announcement or filing, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more (calculated in accordance with Rule 13d-3) of the combined voting power of the Company's then outstanding voting securities; or

          (iii) the stockholders of the Company shall have approved a merger, consolidation or dissolution of the Company, or a sale, lease, exchange or disposition of all or substantially all of the Company's assets, if persons who were the beneficial owners of the combined voting power of the Company's voting securities immediately before any such merger, consolidation, dissolution, sale, lease, exchange or disposition do not immediately thereafter beneficially own, directly or indirectly, in substantially the same proportions, more than 60% of the combined voting power of the corporation resulting from any such transaction.

     (c) Notwithstanding any other provision of the Plan to the contrary, (i) in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology; the Committee may take any action necessary to preserve the use of pooling of interests accounting, and (ii) if the Committee determines, in its discretion exercised prior to a sale or merger of the Company (whether or not in connection with a Change in Control) that in the Committee's judgment is reasonably likely to occur, that the exercise of Awards would preclude the use of pooling-of-interests accounting ("pooling") after the consummation of such sale or merger and that such preclusion of pooling would have a material adverse effect on such sale or merger, the Committee may (A) unilaterally cancel such Awards prior to the sale or merger in consideration for reasonably equivalent value, (B) cause the Company to pay the benefit attributable to such Awards in the form of Shares if the Committee determines that such payment would not cause the transaction to become ineligible for pooling, (C) defer the payment, distribution or exercise date of any Award, or (D) substitute another form of Award of reasonably equivalent value; in each case to the extent that the Committee determines that such cancellation, payment, deferral or substitution would not cause the transaction to become ineligible for pooling; and only in each case to the minimum extent reasonably necessary to cause the transaction to become eligible for pooling.

     SECTION 14. AMENDMENTS AND TERMINATION. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted without the Participant's consent except as required to comply with securities, tax or other laws.

     The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of any Participant without the Participant's consent, except as provided in subsection 9(b) or subsection 12(c) or except as required to comply with securities, tax or other laws. The Committee may also substitute new Awards for Awards previously granted to Participants, including previously-granted Options having higher Option prices.

     SECTION 15. GENERAL PROVISIONS.

     (a) The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Option or any SAR exceed a period of 10 years from the date of its grant.

     (b) No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

     (c) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless the Committee shall have executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Participant.

     (d) Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to continuance of employment by the Company or its Affiliates, nor interfere in any way with the right of the Company or its Affiliates to terminate the Participant's employment or change the Participant's compensation at any time.

     (e) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (f) Receipt of an Option or other Award shall not entitle any Participant (or Permitted Transferee) to any rights as a shareholder of the Company unless and until such Option has been exercised or such other Award shall have been paid and the Shares purchased or paid thereunder shall have been issued; provided, however, that:

          (i) Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, dividends with respect to the number of Shares covered by the Award or interest on the amount of an Award not denominated in Shares as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested; and

          (ii) The recipient of a Restricted Stock Award shall be entitled to all rights of a shareholder of the Company upon issuance of such Restricted Stock pursuant to Section 8(b) except to the extent otherwise provided in the restrictions or other provisions of the Award Agreement pursuant to which such Restricted Stock Award is made.

     (g) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

     (h) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-off or other change in corporate structure affecting the Shares, such adjustment shall be made in the aggregate number and class of Shares which may be delivered under the Plan, in the number, class and option price of Shares subject to outstanding Options granted under the Plan, and in the value of, or number or class of Shares subject to, Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any Award shall always be a whole number. The grant of Awards shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

     (i) The Company is authorized to withhold from any Award granted or payment due under the Plan or any other amount owing from the Company to the Participant (whether or not for payment of compensation) the amount of withholding taxes due with respect to an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall also be authorized to accept the delivery of shares by a Participant in payment for the withholding of federal, state and local taxes up to the Participant's marginal tax rates.

     (j) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

     (k) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     (l) All obligations of the Company under the Plan shall be binding on any successor to the Company.

     (m) The adoption of this Plan shall not amend or terminate the Company's 1995 Employee Stock Option Plan (the "Prior Plan") or any outstanding option or other award thereunder; and the aggregate number of Shares available under
Section 4 shall not be increased or reduced by Shares available under the Prior Plan as of the Effective Date.

     SECTION 16. TERM OF PLAN. No Award shall be granted pursuant to the Plan after 10 years from the Effective Date, but any Award theretofore granted may extend beyond that date.

PROXY                                                                      PROXY
                        SALTON/MAXIM HOUSEWARES, INC.

                       ANNUAL MEETING/DECEMBER 10, 1998

                     Solicited by the Board of Directors


       Leonhard Dreimann, David C. Sabin and William B. Rue, or any one or more of them, each with power of substitution, are authorized to vote the shares of the undersigned at the annual meeting of stockholders of Salton/Maxim Housewares, Inc. to be held December 10, 1998 and at any adjournment of that meeting. They shall vote on the matters described in the proxy statement accompanying the notice of meeting in accordance with the instructions on the reverse side of this card, and in their discretion on such other matters as may come before the meeting.

       IF NO SPECIFIC INSTRUCTIONS ARE PROVIDED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 3, 4 AND 5.



                       PLEASE SIGN ON THE REVERSE SIDE

 ................................................................................



                        SALTON/MAXIM HOUSEWARES, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
                        (CONTINUED FROM REVERSE SIDE)


    [                                                                                                                             ]

    If no specific instructions are provided, this proxy will be voted for the nominees for directors and for proposals 3, 4 and 5.

                                                                                      For                      For All
1. Election of Class III Directors                                                    All        Withhold      Except
   Nominees: Leonhard Dreimann, Frank Devine                                          [ ]          [ ]          [ ]
   FOR all nominees;
   Withhold my vote from nominees; or For all nominees except any whose name I have crossed out

2. Election of Class I Directors
   Nominees: David C. Sabin, William B. Rue, Robert A. Bergmann                      [ ]          [ ]          [ ]
   FOR all nominees;
   Withhold my vote from nominees; or For all nominees except any whose name I have crossed out

                                                                                     For        Against      Abstain
3. Approval of the Amendment to the Restated Certificate of Incorporation
   For Against Abstain                                                               [ ]          [ ]          [ ]

                                                                                     For        Against      Abstain
4. Approval of the Salton/Maxim 1998 Stock Option Plan
   For Against Abstain                                                               [ ]          [ ]          [ ]

                                                                                     For        Against      Abstain
5. Ratification of the selection of Deloitte & Touche LLP as independent
   accountants                                                                       [ ]          [ ]          [ ]

                                                                                     For        Against      Abstain
6. In their discretion, on any other matter that may properly come before the
   meeting                                                                           [ ]          [ ]          [ ]

   Dated:  __________________________________________________________________________________________________, 1998
   ________________________________________________________________________________________________________________
   ________________________________________________________________________________________________________________
                                                      (Signature(s))
   Please sign exactly as your name appears above and return this proxy immediately in the enclosed reply envelope.
   If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

 ................................................................................
                             FOLD AND DETACH HERE

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.